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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             ARCO CHEMICAL COMPANY

                                  **********

     ARCO Chemical Company (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts this Amended and Restated Certificate of Incorporation, which accurately restates and integrates the provisions of the existing Certificate of Incorporation of the Corporation and any and all amendments thereto that are in effect on the date hereof (the "Certificate of Incorporation") and further amends the provisions of the Certificate of Incorporation as described below, and does hereby further certify that:

     A. The name of the Corporation is ARCO Chemical Company, The Corporation was originally incorporated under the name "ARCO Chemical Corporation" and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 31, 1965.

     B. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the amendments to the Certificate of Incorporation as described herein, and the Corporation's stockholders duly adopted such amendments, all in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

     C. The Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

          1.   The name of the Corporation is ARCO Chemical Company.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent as such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is:

               To engage in any lawful act or activity for which corporations may be organized under the DGCL.

          4. The total number of shares of stock which the Corporation shall have authority to issue is: One Thousand (1.000) and the par value of each of such shares is No Dollars and One Cents ($0.01) amounting in the aggregate to Ten Dollars and Zero Cents ($10).

                                      -1-
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          5.   The Corporation is to have perpetual existence.

          6. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

     I, THE UNDERSIGNED, being the Vice President of the Corporation, for the purpose of amending and restating its Certificate of Incorporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _____ day of July, 1998.

                              ARCO CHEMICAL COMPANY


                              By:   ------------------------------------
                                    Kerry A. Galvin
                                    Vice President

                                      -2-
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                           CERTIFICATE OF AMENDMENT
                                      OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                  **********

     ARCO Chemical Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. That the Board of Directors and the sole stockholder, by unanimous written consent of the Board of Directors and written consent of the sole stockholder, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:

          RESOLVED, that, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation of ARCO Chemical Company, be amended by changing the First Article thereof, so that, as amended, said Article shall be and read as follows:

               "1. The name of the Corporation is LYONDELL CHEMICAL WORLDWIDE, INC."

     2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     3. That the effective date of this Certificate of Amendment shall be January 1, 1999.

     IN WITNESS WHEREOF, ARCO Chemical Company has caused this Certificate of Amendment to be signed by Robert J. Millstone, its Vice President and attested by Valerie H. Perry, its Assistant Secretary, as of this _____ day of December, 1998.

                              ARCO Chemical Company


                              By:   ---------------------------------------
                                    Robert J. Millstone
                                    Vice President

Attest:--------------------
       Valerie H. Perry
       Assistant Secretary